ADDENDUM TO INVESTMENT SUB-ADVISORY AGREEMENT
                        BETWEEN TOUCHSTONE ADVISORS, INC.
                      AND TURNER INVESTMENT PARTNERS, INC.

This Agreement is entered into as of July 20, 2007 by and between Touchstone Advisors, Inc. (the "Advisor") and Turner Investment Partners, Inc. (the "Sub-Adviser").

      WHEREAS, the Advisor and the Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of February 17, 2006, as amended as of April 1, 2007 (the "Sub-Advisory Agreement"); and

      WHEREAS, the Advisor and the Sub-Adviser wish to enter into this Addendum to the Sub-Advisory Agreement in order to change the compensation to the Sub-Adviser for the services to be provided to the Small Cap Value Opportunities Fund;

      NOW, THEREFORE, it is agreed by and between the parties that Schedule C-1 of the Sub-Advisory Agreement containing the sub-advisory fee rate payable to the Sub-Adviser be amended as of the date of this Agreement to reflect the revised compensation payable on behalf of the Small Cap Value Opportunities Fund as follows:

                                  SCHEDULE C-1
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                         LISTING OF FUNDS AND FEE RATES

------------------------------------------------------------------------------------------------------------------------
                       NAME OF FUND                                                  FEE RATE
------------------------------------------------------------------------------------------------------------------------
Touchstone Small Cap Value Opportunities Fund                   0.55% on the first $50 million of Allocated Assets;
                                                                    0.50% on Allocated Assets above $50 million
------------------------------------------------------------------------------------------------------------------------
Touchstone Healthcare and Biotechnology Fund                                           0.50%
------------------------------------------------------------------------------------------------------------------------
Touchstone Mid Cap Fund                                                                0.50%
------------------------------------------------------------------------------------------------------------------------

      1. This Addendum shall supersede the Addendum to the Sub-Advisory Agreement entered into as of April 1, 2007 in its entirety.

      2. Except for the revised Schedule C-1 to the Sub-Advisory Agreement, the Sub-Advisory Agreement shall continue in full force and effect and be binding upon the parties notwithstanding the execution and delivery of this Addendum.

      3. This Addendum shall be binding upon the parties and, to the extent permitted by law and the Sub-Advisory Agreement, their respective successors and assigns.

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be duly executed and delivered in its name and on its behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

TOUCHSTONE ADVISORS, INC.               TURNER INVESTMENT PARTNERS, INC.


By:          /s/ William Dent           By:          /s/ Brian F. McNally
             -----------------------                 ---------------------------

Print Name:                             Print Name:
             -----------------------                 ---------------------------

Print Title: Senior Vice President      Print Title: General Counsel & CCO
             -----------------------                 ---------------------------

Date:        June 20, 2007              Date:        June 28, 2007
             -----------------------                 ---------------------------